EXHIBIT 32.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Rotoblock Corporation (the “Company”) on Form 10-Q for the quarter ended March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Chow Chu Andrew Keung Chief Financial Officer (Principal Financial and Accounting Officer)of Rotoblock Corporation hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Chow Chu Andrew Keung
Name: Chow Chu Andrew Keung
Title: Chief Financial Officer (Principal Financial and Accounting Officer)
Date: May 13, 2013

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.